SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 4, 2003

M-GAB Development Corporation
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-49687 (Commission File Number)	33-0961490 (I.R.S. Employer Identification No.)

22342 Avenida Empresa, Suite 220 Rancho Santa Margarita, CA 92688 (Address of principal executive offices) (zip code)

(949) 635-1240 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5.   Other Events

Resignation and Appointment of Directors

On November 4, 2003, Jerry DeCiccio resigned his position as a Director of the Company. Also on November 4, 2003, Mark Stewart was appointed as a Director to fill the vacancy created by Mr. DeCiccio’s resignation. Mr. Stewart is considered "independent" under rules applicable to a Business Development Company and definitions adopted by the NASD. Mr. Stewart was also appointed to fill vacancies in the Board’s Audit Committee and Compensation Committee.

Rescission of Stock Issuances

On November 4, 2003, the Company entered into an agreement with each of Mr. DeCiccio, Mr. Gadawski, and Mr. Lebrecht for the rescission of the issuance of 6,100,000 shares of common stock previously issued to them for services rendered. Mr. DeCiccio is an outgoing Director, Mr. Gadawski is a Director, and Mr. Lebrecht is legal counsel to the Company.

EXHIBITS

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M-GAB Development Corporation,
a Florida corporation

Dated: November 13, 2003

	By:	Carl M. Berg
President, Director,
Chief Executive Officer,
Chief Financial Officer

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